Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to Emergency Medical Services Corporations’ Deferred Compensation Plan of our reports dated February 19, 2010 with respect to the consolidated financial statements of Emergency Medical Services Corporation , and the effectiveness of Emergency Medical Services Corporation’s internal control over financial reporting , included in Emergency Medical Services Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

Denver, Colorado

June 24, 2010